SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2012

Commission File Number: 000-53750

LIFESTYLE MEDICAL NETWORK INC.
(Name of Registrant in Its Charter)

Nevada	13-1026995
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

201 South Orange Ave., Suite 1510, Orlando, FL	32810
(Address of Principal Executive Offices)	(Zip Code)

407-514-1230
(Issuer’s Telephone Number, Including Area Code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Our Officers and Our Board of Directors

On September 1, 2012, Teodor Cepoi resigned as a director, and on September 30, 2012, Iurie Bordian resigned as a director and as President of the Company. The Board of Directors (the sole remaining member of which was Mr. Christopher Smith) on September 30, 2012, appointed Mr. Adam Sachs and Dr. Ronald C. Moomaw as directors to fill the vacancies on the Board.

Adam Sachs, Director

Adam Sachs, age 45, from September, 2011 to the present has been the District Manager for a ten store market covering two states for Sears Holding Company. From 1993 to September, 2011, Mr. Sachs was with Best Buy, an International Fortune 100 retailer of computers, consumer electronics appliances and services, his last position from June, 2007 to September, 2011, being the Director, International Retail Operations, in Richfield, Minnesota.  From February, 2006 to June, 2007, Mr. Sachs was a Market Director for Best Buy for a 12-state (plus Puerto Rico) region with 225 stores, and prior thereto from 2006 was District Manager, Sales for a 12 big-box store territory. From 2001 to 2006 Mr. Sachs held various Regional Manager positions for with Best Buy, in the areas of Product Processing, Customer-Centricity, Marketing, and Merchandising.

Ronald C. Moomaw, Director

Ronald C. Moomaw, age 59, graduated from Ohio University Heritage College of Osteopathic Medicine in 1980, and completed a combined civilian/ military residency at Wright Patterson AFB.  Dr. Moomaw is Board certified in Psychiatry and a fellow of the American College of Neuropsychiatry. He presently works as a Flight Surgeon/ Psychiatrist for NASA at the Johnson Space Center, Houston, Texas.  He is the chairman of the JSC Ethics Committee and sits on the Aerospace Medical Board.  He trains and works with astronauts before, during and after flights, and provides direct psychiatric support for astronauts and their families. He is involved in the area of fatigue management both for the terrestrial environment and for isolation and communication delays for long-duration space flight.  Specifically, he studies the psychological components of fatigue and circadian desynchrony— jetlag and shift lag—and the development of countermeasures.

Dr. Moomaw’s background is diverse. He served as a major in the U.S. Air Force as a psychiatrist, operated his own private practice, served as medical director of two free-standing psychiatric emergency rooms, developed an in-patient psych unit, and served as the chief psychiatrist for the State of Ohio Department of Correction. He is a governing Board member for the National Commission for Correctional Health Care, and currently serves as assistant professor at the University of Texas Medical Branch, assistant professor at Ohio University Heritage College  Osteopathic  Medicine,  incident command director for Wyle Engineering and Integrated Services, and president of the Houston Osteopathic Medical Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFESTYLE MEDICAL NETWORK INC.

Dated: October 4, 2012

By:	/s/Christopher Smith
Name:	Christopher Smith
Chief Executive Officer